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                                                                     EXHIBIT 11
                           THE PIONEER GROUP, INC.

                Computation of Earnings Per Share (Unaudited)
               (Dollars in Thousands Except Per Share Amounts)


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   COMPUTATION FOR CONSOLIDATED
   STATEMENT OF INCOME                        THREE MONTHS ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
   -------------------                        --------------------------------   -------------------------------

                                                    1995           1994            1995           1994
                                                    ----           ----            ----           ----
   NET INCOME (1)                                     $6,273          $8,280        $19,399         $27,018
                                                  ==========      ==========     ==========      ==========


   SHARES
     Weighted average number of
     common shares outstanding (2)                24,816,000      24,672,000     24,804,000      24,664,000


     Dilutive effect of stock options and
     restricted stock proceeds as common
     stock equivalents computed under the
     treasury stock method using the
     average price during the period (2)             555,000         702,000        493,000         674,000
                                                  ----------      ----------     ----------      ----------


   WEIGHTED AVERAGE NUMBER OF SHARES
     outstanding as adjusted (1) (2)              25,371,000      25,374,000     25,297,000      25,338,000
                                                  ==========      ==========     ==========      ==========

   EARNINGS PER SHARE (1) (2)                          $0.25           $0.33          $0.77           $1.07
                                                  ==========      ==========     ==========      ==========


   -------------------
   (1) These amounts agree with the related amounts in the Consolidated Statement of Income.
   (2) Adjusted for December 1, 1994, 2-for-1 stock split effected in the form of a 100% stock dividend.

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